Execution Version EAST\121159164.1 EXECUTIVE EMPLOYMENT AGREEMENT This Executive Employment Agreement (this “Agreement”) is executed as of January 1, 2016 (the “Effective Date”), by and between Aaron Rankin (“Executive”), and Sprout Social, Inc., a Delaware corporation (the “Company”). WHEREAS, the Company desires to employ Executive as Chief Technology Officer and Executive desires to be employed by the Company in such capacity or capacities in accordance with the terms and conditions set forth herein; NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Company and Executive, the parties agree as follows: ARTICLE I EMPLOYMENT 1.1 Position and Duties. The Company hereby employs Executive as Chief Technology Officer and Executive accepts employment by the Company in such capacity. Executive shall be subject to the authority of and shall report to the Company’s Chief Executive Officer (the “CEO”). Executive’s duties and responsibilities shall include all that are usual and customary to the position of CTO and such managerial duties and responsibilities as may be assigned hereafter from time to time by the CEO. Executive will use Executive’s best efforts to promote the interests, prospects and condition (financial and otherwise) and welfare of the Company and shall perform Executive’s fiduciary duties and responsibilities to the Company to the best of Executive’s ability in a diligent, trustworthy, businesslike and efficient manner. Executive shall devote substantially all of Executive’s business time, attention and energies exclusively to the business interests of the Company, its subsidiaries or affiliates while employed by the Company, except as provided for herein or otherwise specifically approved in writing by the CEO. It shall not be a violation of this Agreement for Executive to serve on civic or charitable boards or committees, so long as such activities do not adversely affect the performance of Executive’s job duties or violate Articles IV, or V of this Agreement. 1.2 Term of Employment. Subject to the terms and conditions of this Agreement, including termination under Article III and survival of certain terms under Section 7.7, this Agreement shall commence on the Effective Date and continue until the second anniversary of the Effective Date (such period, the “Initial Term”), at which time this Agreement and Executive’s employment shall automatically renew in successive one-year periods (each such period, a “Renewal Term,” and together with the Initial Term, the “Employment Term”), unless either party gives at least 45 days’ advance notice declining to extend Executive’s employment and this Agreement beyond the expiring Initial Term or Renewal Term, as applicable. For the avoidance of doubt, Executive and the Company may terminate Executive’s employment at any time under Article III.

EAST\121159164.1 2 ARTICLE II COMPENSATION AND OTHER BENEFITS 2.1 Base Salary. During the Employment Term, the Company shall pay Executive a salary of $235,000 per annum, or $19,583 per month, less applicable taxes and withholdings (“Base Salary”), payable in accordance with the normal payroll practices and schedule of the Company. 2.2 Benefits. During the Employment Term, Executive shall be entitled to such benefits provided by the Company to its executive employees generally, subject to the eligibility criteria provided by applicable plan documents related to such benefits and to such changes, additions or deletions to such perquisites and benefits as the Company may make from time to time. 2.3 Expenses. During the Employment Term, the Company shall reimburse Executive for all reasonable and necessary expenses incurred in the course of the performance of Executive’s duties and responsibilities pursuant to this Agreement and consistent with the Company’s policies as in effect from time to time with respect to expense reimbursement. 2.4 Non-Competition Bonus. In consideration for Employee’s obligations under Article V of this Agreement, the Company will pay Employee a $1,000 signing bonus (the “Non-Competition Bonus” with Employee’s first paycheck. ARTICLE III TERMINATION 3.1 Right to Terminate; Automatic Termination. (a) Termination Without Cause. Subject to Section 3.2(a), the Company may terminate Executive’s employment and all of the Company’s obligations under this Agreement without notice at any time without Cause (as defined below). (b) Termination For Cause. Subject to Section 3.2(b), the Company may terminate Executive’s employment and all of the Company’s obligations under this Agreement without notice at any time for Cause (as defined below) by giving written notice to Executive effective immediately upon giving such notice or at such other time thereafter as the Company may designate or as provided in this Section 3.1(b). “Cause” shall mean: (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or an affiliate, customer or vendor of the Company; (iii) dishonesty, misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty while acting within the scope of Executive’s employment with the Company; (iv) misconduct in connection with employment, failure to perform duties under this Agreement in the best interests of the Company, or repeated refusal to perform the reasonable directives of the Company; (v) impairment by drugs or alcohol while acting within the scope of Executive’s job duties; (vi) violation of any Company rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other

EAST\121159164.1 3 similar agreement executed for the benefit of the Company, including Articles IV through VII of this Agreement. (c) Termination by Death or Disability. Subject to Section 3.2(b) and all applicable laws governing the employment of disabled individuals, Executive’s employment with the Company and the Company’s obligations under this Agreement shall terminate automatically, effective immediately and without notice, upon Executive’s death or a determination of Disability (as defined below) of Executive. For purposes of this Agreement, “Disability” shall include any circumstance resulting in Executive being incapable of performing Executive’s duties and responsibilities under this Agreement for (a) a continuous period of 90 days, or (b) periods amounting in the aggregate to 120 days within any one period of 365 days. A determination of Disability shall be made and confirmed in writing by a physician or physicians satisfactory to the Company, and Executive shall cooperate with any efforts to make such determination. Any such determination shall be conclusive and binding on the parties. Any determination of Disability under this Section 3.1(c) is not intended to alter any benefits that any party may be entitled to receive under any long-term disability insurance plan carried by either the Company or Executive with respect to Executive, which benefits shall be governed solely by the terms of any such insurance plan. (d) Resignation without Good Reason. Subject to Section 3.2(b), Executive’s employment and the Company’s obligations under this Agreement shall terminate upon Executive’s resignation from employment with the Company for any reason other than Good Reason (defined below), provided the Executive provides at least sixty (60) days’ prior written notice to the Company of Executive’s resignation from employment with the Company, or such other advance notice as may be mutually agreed between the parties following the provision of such notice. (e) Resignation for Good Reason. Subject to Section 3.2(a), Executive may terminate Executive’s employment and the Company’s obligations under this Agreement at any time for Good Reason. “Good Reason” shall mean the occurrence, without the Executive’s voluntary written consent, of any of the following circumstances: (i) a material breach by the Company of any material provision of this Agreement including, but not limited to, failure to pay the Base Salary; (ii) the Company’s relocation, without Executive’s consent, of the office at which the Executive is based (the “Office”) to a location that increases the distance from Executive’s principal residence to the Office by more than 50 miles; or (iii) any reduction in the Base Salary; provided, in each case, that Executive first provided notice to the Company of the existence of the condition described above within fifteen (15) days of the initial existence of the condition, upon the notice of which the Company shall have thirty (30) days during which it may remedy the condition, and provided further that the separation of service must occur within fifteen (15) days following the end of such 30-day cure period. 3.2 Rights Upon Termination. (a) Severance. If Executive’s employment is terminated pursuant to Sections 3.1(a) or 3.1(e), or pursuant to the Company’s election not to renew this

EAST\121159164.1 4 Agreement pursuant to Section 1.2 (and not pursuant to Sections 3.1(b), 3.1(c), 3.1(d) or Executive’s election not to renew this Agreement pursuant to Section 1.2) then Executive shall have no further rights against the Company hereunder, except for the right to receive: (i) the Accrued Amounts (as defined below); and (ii) a Severance Payment (as defined below), the payment of which is contingent upon Executive and the Company executing a written, irrevocable release agreement (in a form reasonably satisfactory to the Company) within 60 days of the effective date of termination releasing all known and unknown claims of any kind against the Company, its subsidiaries, parents and affiliates, and each of their past or present employees, agents and directors (a “Release Agreement”). For purposes of this Agreement, “Severance Payment” means a payment equal to 12 months (or six months in the case of Executive’s resignation for Good Reason pursuant to Section 3.1(e)) of the Base Salary, less applicable taxes and withholdings, payable in equal installments in accordance with the Company’s normal payroll schedule, commencing upon the Company’s first regularly scheduled payroll date following the date upon which the Release Agreement becomes irrevocable, and terminating 12 months (or six months in the case of Executive’s resignation for Good Reason pursuant to Section 3.1(e)) thereafter. Executive acknowledges and agrees that if Executive at any time breaches any of Executive’s obligations pursuant to Articles IV, V and VI of this Agreement, or if Executive fails to execute the Release Agreement within 60 days of the effective date of termination, then Executive shall forfeit any and all rights to the Severance Payment and shall repay to the Company any portion of the Severance Payment that the Company has already paid to Executive, except for the first such payment, which Executive acknowledges constitutes adequate consideration for the Release Agreement. (b) No Severance. If Executive’s employment is terminated pursuant to Sections 3.1(b) or (c), above, if Executive resigns pursuant to Section 3.1(d), above, if Executive elects not to renew this Agreement pursuant to Section 1.2, above, or if Executive’s employment terminates for any reason other than pursuant to Sections 3.1(a) or 3.1(e), then neither Executive nor Executive’s estate shall have any further rights against the Company hereunder, except for the right to receive: (i) any unpaid Base Salary with respect to the period prior to the effective date of termination; and (ii) reimbursement of expenses to which Executive is entitled; (iii) any other benefits to which the Executive is legally entitled (collectively, “Accrued Amounts”). ARTICLE IV CONFIDENTIALITY 4.1 Confidentiality Obligations. During Executive’s employment with the Company and following termination of that employment for any reason, the Executive will not directly or indirectly use or disclose any Confidential Information (as defined below) except in the interest of, for the benefit of, or with the prior consent of the Company, its parents, subsidiaries and affiliates. 4.2 Permitted Communications. Nothing in this Agreement shall limit Executive’s ability to communicate or file claims with any government agency.

EAST\121159164.1 5 4.3 Confidential Information. The term “Confidential Information” means all information belonging to the Company or provided to the Company by a customer that is not known generally to the public or the Company’s competitors. Confidential Information includes, but is not limited to: (i) trade secrets, inventions, software code, product methodologies and specifications, information about goods, products or services under development, research, development or business plans, procedures, survey results, pricing or other financial information, confidential reports, handbooks, customer lists and contact information, information about orders from and transactions with customers, sales, marketing and acquisition strategies and plans, pricing strategies, information relating to sources of data used in goods, products and services, computer programs, computer system documentation, production manuals, operations books, educational materials, audio, visual or electronic recordings, customer communications, customer contracts, training materials, personnel information, business records, or any other materials or technical methods/processes developed, owned or controlled by the Company or any of its subsidiaries or affiliates; (ii) information and materials provided by a customer or acquired from a customer; and (iii) information which is marked or otherwise designated or treated as confidential or proprietary by the Company or any of its subsidiaries or affiliates, provided that a document or other material need not be labeled “Confidential” to constitute Confidential Information. ARTICLE V NONCOMPETITION; NONSOLICITATION 5.1 Non-Competition; Non-Solicitation. During Executive’s employment with the Company and for one year following termination of that employment for any reason (the “Restricted Period”), Executive shall not, in any manner, directly or indirectly, whether as principal, agent, owner, employee, stockholder, partner, member, manager, independent contractor, consultant or in any other capacity (excluding the ownership of less than three percent (3%) of any class of securities traded on a national securities exchange): (a) provide any services to any entity or business that engages in the Company’s Business (as defined below) in any jurisdiction in the world in which the Company and Executive conduct business during the term of Executive’s employment (the “Territory”), while serving in a management capacity or in a position that might cause the Executive to deliberately or inadvertently use or disclose Confidential Information; (b) own any interest in any entity or business that engages in the Company’s Business in the Territory; (c) for the purpose of providing products or services that are similar to the products or services of the Company, directly or indirectly contact, Solicit (as defined below), conduct business with or provide services to any of the Company’s customers or prospective customers or end users (i) with whom the Executive had direct or indirect contact in the twelve (12) months prior to the Executive’s termination, or (ii) about whom Executive had access to Confidential Information; or

EAST\121159164.1 6 (d) hire any employee or contractor of the Company or directly or indirectly contact, Solicit, recruit or hire any employee or contractor of the Company for the purpose of causing, inviting or encouraging any such employee or contractor to alter or terminate his or her employment or business relationship with the Company. 5.2 Company’s Business. The “Company’s Business” means the business of social media management, social media marketing, social analytics, social listening, social publishing, and any other business in which the Company engages or makes definitive plans to engage during Executive’s employment with the Company. 5.3 Solicit. “Solicit” means: (a) to make any comments or engage in any conduct that would influence a decision to continue doing business with the Company, regardless of how contact is initiated; or (b) to make any comments or engage in any conduct that would influence a decision to continue an employment or contracting relationship with the Company or accept employment with another company, regardless of how contact is initiated. ARTICLE VI RETURN OF RECORDS Upon termination of Executive’s employment with the Company for any reason, or upon request by the Company at any time: (a) Executive shall immediately return to the Company all documents, records and materials belonging to the Company and all copies of all such materials; and (b) Executive shall permanently destroy and delete all such documents, records and materials in Executive’s possession or to which Executive has access. ARTICLE VII EXECUTIVE DISCLOSURES AND ACKNOWLEDGMENTS 7.1 Obligations to Others. Executive warrants and represents that (a) Executive is not subject to any employment, consulting or services agreement or any restrictive covenants or agreements of any type, which would limit or prohibit Executive from fully carrying out Executive’s duties as described under the terms of this Agreement; and (b) Executive has not retained and will not use or disclose within the scope of Executive’s employment with the Company any confidential information, records, trade secrets or other property of a former employer or other third party. 7.2 Scope of Restrictions. Executive acknowledges that: (a) during the course of Executive’s employment with the Company, Executive has gained and will gain knowledge of Confidential Information and access to and familiarity with the Company’s customers, employees and contractors; (b) the covenants of Articles IV, V and VI (collectively, the “Covenants”) are essential to prevent the Executive, who has critical access to and familiarity with the goodwill of the Company’s business, from misappropriating or diminishing that goodwill; (c) the Company’s Business operates throughout Territory, and as an executive of the of the Company, the Executive has conducted and will conduct the Company’s Business throughout the Territory; (d) the scope of the Covenants is appropriate, necessary and reasonable for the protection of the Company’s retention of existing customers, protection of Confidential Information, investment in training and enhancing of Executive’s skill and experience, business,

EAST\121159164.1 7 goodwill and proprietary rights; (e) the Covenants are supported by adequate consideration, including, without limitation, the Non-Competition Bonus, new employment with the Company, health insurance and other benefits, access to the Confidential Information and access to the Company’s customers, employees and consultants; and (f) the Covenants will not prevent Executive from earning a living in the event of, and after, termination of Executive’s employment with the Company, for whatever reason. Nothing herein shall be deemed to prevent Executive, after termination of Executive’s employment with the Company, from using general skills and knowledge gained while employed by the Company. 7.3 Remedies for Breach. The parties recognize that the Executive’s breach of this Agreement will cause irreparable injury to the Company such that monetary damages would not provide an adequate or complete remedy. Accordingly, in the event of the Executive’s actual or threatened breach of the provisions of this Agreement, the Company, in addition to all other rights, shall be entitled to a temporary and permanent injunction from a court restraining Executive from breaching this Agreement, and to recover from the Executive its reasonable attorney’s fees and costs incurred in pursuing such remedies. 7.4 Prospective Employers. Executive agrees, during the term of any restriction contained in Articles IV, V and VI of this Agreement, to disclose this Agreement to any entity which offers employment to Executive. 7.5 Third-Party Beneficiaries. The Company’s affiliates and subsidiaries are third-party beneficiaries with respect to Executive’s performance of Executive’s duties under this Agreement and the undertakings and covenants contained in this Agreement. The Company and any of its affiliates or subsidiaries, enjoying the benefits thereof, may enforce this Agreement directly against Executive. For purposes of Articles IV, V, VI and VII of this Agreement, the term “affiliates,” as it relates to the Company, shall mean any individual or entity controlling, controlled by or under common control with the Company. 7.6 Extension of Time. The Restricted Period shall be extended by a period of time equal to the duration of any time period during which the Executive is in breach of this Agreement. 7.7 Survival. The covenants set forth in Articles IV, V, VI, VII, VIII and Section 3.2 of this Agreement shall survive the termination of Executive’s employment hereunder. 7.8 Severability. It is the intent of the parties that if any court of competent jurisdiction determines that any provision of Articles IV, V, VI or VII of this Agreement is invalid or unenforceable, then such invalidity or unenforceability shall have no effect on the other provisions hereof, which shall remain valid, binding and enforceable and in full force and effect, and, to the extent allowed by law, such invalid or unenforceable provision shall be revised or re-drafted construed to provide for the maximum permissible breadth of the scope or duration of such provision.

EAST\121159164.1 8 ARTICLE VIII RIGHTS IN DEVELOPMENTS 8.1 Work for Hire. Executive acknowledges and agrees that all Inventions (defined below) which the Executive makes, conceives, reduces to practice or develops (in whole or in part, either alone or jointly with others) within the scope of Executive’s employment shall be the sole and exclusive property of the Company to and only to the fullest extent allowed by 765 Illinois Comp. Stat. 1060/2 (which is attached as Exhibit A). Unless the Company decides otherwise, the Company shall be the sole owner of all rights in connection therewith. All Inventions are and at all times shall be “work made for hire.” The Executive hereby assigns to the Company any and all of the Executive’s rights to any Inventions, absolutely and forever, throughout the world and for the full term of each and every such right, including renewal or extension of any such term, provided that this Agreement does not apply to an Invention for which no equipment, supplies, facility or information of the Company was used and which was developed entirely on the Executive’s own time, unless (i) the Invention relates directly to the business of the employer to the Restricted Business; or (ii) the Invention results from any work performed by the Executive for the Company. The term “Inventions” means any works of authorship, discoveries, formulae, processes, improvements, inventions, designs, drawings, specifications, notes, graphics, source and other code, trade secrets, technologies, algorithms, computer programs, audio, video or other files or content, ideas, designs, processes, techniques, know-how and data, whether or not patentable or copyrightable, made, conceived, reduced to practice or developed by the Executive, either alone or jointly with others, during the Executive’s employment. 8.2 Assistance. The Executive agrees to perform all acts deemed necessary or desirable by the Company to permit and assist the Company, at the Company’s expense, in evidencing, perfecting, obtaining, maintaining, defending and enforcing the Company’s rights and/or the Executive’s assignment with respect to such Inventions in any and all countries. Such acts may include, without limitation, execution of documents and assistance or cooperation in legal proceedings. The Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as the Executive’s agents and attorneys-in-fact to act for and on the Executive’s behalf and instead of the Executive to execute and file any documents and to do all other lawfully permitted acts to further the above purposes with the same legal force and effect as if executed by the Executive. 8.3 Records. The Executive shall keep complete, accurate and authentic information and records on all Inventions in the manner and form reasonably requested by the Company. Such information and records, and all copies thereof, shall be the property of the Company as to any Inventions within the meaning of this Agreement. Such records should be considered proprietary information of the Company and are subject to the provisions of this Agreement. In addition, the Executive agrees to promptly surrender all such records and information, and all copies thereof, at the request of the Company, or within twenty-four (24) hours of the termination of the Executive’s employment. 8.4 List of Inventions. The Executive has attached hereto as Exhibit B a complete list of all existing Inventions to which the Executive claims ownership as of the date of this Agreement and that the Executive desires to clarify are not subject to this Agreement, and the

EAST\121159164.1 9 Executive acknowledges and agrees that such list is complete. If no such list is attached to this Agreement, the Executive represents that the Executive has no such Inventions at the time of signing this Agreement. ARTICLE IX MISCELLANEOUS 9.1 Entire Agreement; Amendment; Waiver. This Agreement (including any documents referred to herein) sets forth the entire understanding of the parties hereto with respect to the subject matter contemplated hereby. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or waived in whole or in part except by a written instrument duly executed by each of the parties hereto. 9.2 Headings. The headings of sections and articles of this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of its provisions. 9.3 Waiver of Breach. The waiver by either party of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by either party. 9.4 Governing Law; Exclusive Jurisdiction. This Agreement shall in all respects be construed according to the laws of the State of Delaware, without regard to its conflict of laws principles. 9.5 Assignment. This Agreement shall inure to the benefit of Executive and Executive’s heirs, executors and estate administrators. This Agreement shall inure to the benefit of the Company and its successors, assigns and legal representatives. 9.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument. 9.7 Compliance with Section 409A. (a) General. It is the intention of both the Company and Executive that the benefits and rights to which Executive could be entitled pursuant to this Agreement comply with Section 409A of the Code and the Treasury Regulations and other guidance promulgated or issued thereunder (“Section 409A”), to the extent that the requirements of Section 409A are applicable thereto, and the provisions of this Agreement shall be construed in a manner consistent with that intention. If Executive or the Company believes, at any time, that any such benefit or right that is subject to Section 409A does not so comply, it shall promptly advise the other and shall negotiate reasonably and in good faith to amend the terms of such benefits and rights such that they comply with Section 409A (with the most limited possible economic effect on Executive and on the

EAST\121159164.1 10 Company). Notwithstanding the foregoing, the Company does not guaranty or accept any liability for any tax consequences to Executive under this Agreement. (b) Distributions on Account of Separation from Service. If and to the extent required to comply with Section 409A, no payment or benefit required to be paid under this Agreement on account of termination of Executive’s employment shall be made unless and until Executive incurs a “separation from service” within the meaning of Section 409A. (c) No Acceleration of Payments. Neither the Company nor Executive, individually or in combination, may accelerate any payment or benefit that is subject to Section 409A, except in compliance with Section 409A and the provisions of this Agreement, and no amount that is subject to Section 409A shall be paid prior to the earliest date on which it may be paid without violating Section 409A. (d) Treatment of Each Installment as a Separate Payment and Timing of Payments. For purposes of applying the provisions of Section 409A to this Agreement, each separately identified amount to which Executive is entitled under this Agreement shall be treated as a separate payment. In addition, to the extent permissible under Section 409A, any series of installment payments under this Agreement shall be treated as a right to a series of separate payments. [Remainder of Page Intentionally Blank; Signature Page to Follow]

EAST\121159164.1 EXHIBIT A 765 Illinois Comp. Stat. 1060/2 Sec. 2. Employee rights to inventions ‑ conditions). (1) A provision in an employment agreement which provides that an employee shall assign or offer to assign any of the employee's rights in an invention to the employer does not apply to an invention for which no equipment, supplies, facilities, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer. Any provision which purports to apply to such an invention is to that extent against the public policy of this State and is to that extent void and unenforceable. The employee shall bear the burden of proof in establishing that his invention qualifies under this subsection. (2) An employer shall not require a provision made void and unenforceable by subsection (1) of this Section as a condition of employment or continuing employment. This Act shall not preempt existing common law applicable to any shop rights of employers with respect to employees who have not signed an employment agreement. (3) If an employment agreement entered into after January 1, 1984, contains a provision requiring the employee to assign any of the employee's rights in any invention to the employer, the employer must also, at the time the agreement is made, provide a written notification to the employee that the agreement does not apply to an invention for which no equipment, supplies, facility, or trade secret information of the employer was used and which was developed entirely on the employee's own time, unless (a) the invention relates (i) to the business of the employer, or (ii) to the employer's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by the employee for the employer.

EAST\121159164.1 EXHIBIT B Inventions: